Exhibit 99.1

VALSPAR REPORTS THIRD-QUARTER RESULTS

Company Raises FY 2009 Guidance

MINNEAPOLIS, Minn., August 17, 2009 – The Valspar Corporation (NYSE-VAL) today reported its results for the third-quarter ended July 31, 2009.

Third-quarter sales totaled $794.6 million, 17.0 percent lower than sales in the third quarter of 2008. Third-quarter adjusted net income per share increased to $0.67 in 2009 from $0.50 in 2008. Third-quarter adjusted net income per share for both 2009 and 2008 excludes non-cash adjustments of $0.03 per share for Huarun minority interest shares and a $0.03 per share charge related to restructuring actions. Net income for the third quarter of 2009 was $65.0 million. Third-quarter reported earnings per share in 2009 were $0.61. Net income for the third quarter of 2008 was $47.0 million. Third-quarter reported earnings per share in 2008 were $0.44.

“We are pleased with our strong earnings performance for the quarter,” said William L. Mansfield, Valspar chairman and chief executive officer. “Our restructuring actions have improved the efficiency of our operations and we continue to improve our competitive position. Valspar employees have done an outstanding job of controlling costs and remain focused on adding value for our customers. Looking ahead, we now expect to deliver fiscal year 2009 adjusted net income per share in the range of $1.67 to $1.72 excluding restructuring charges.”

William L. Mansfield and Lori A. Walker, senior vice president and chief financial officer, will conduct a conference call for investors at 10:00 a.m. Central Time (11:00 a.m. Eastern Time) today. The call can be heard live over the Internet at Valspar’s website at www.valsparglobal.com under Investor Relations. Those unable to participate during the live broadcast can access an archive of the call on the Valspar website. A taped delay of the call will also be available from 12:00 a.m. Central Time August 17 through Midnight on August 28 by dialing 1-800-475-6701 from within the U.S. or 320-365-3844 from outside of the U.S., using access code 109867.

Investor Contact: Tyler Treat, (612) 851-7358

Media Contact: Mike Dougherty, (612) 851-7802

The Valspar Corporation (NYSE:VAL) is a global leader in the paint and coatings industry. Since 1806, Valspar has been dedicated to bringing customers the latest innovations, the finest quality and the best customer service in the coatings industry.

For more information, visit www.valsparglobal.com.

This press release contains certain “forward-looking” statements.  These forward-looking statements are based on management’s expectations and beliefs concerning future events.  Forward-looking statements are necessarily subject to risks, uncertainties and other factors, many of which are outside our control AND could cause actual results to differ materially from such statements.  These uncertainties and other factors include, but are not limited to, changes in general economic conditions both domestic and international, including recessions and other external economic and political factors, which may adversely affect our business, the value of our investments, the financial stability of our customers and suppliers and our ability to obtain financing; dependence of internal earnings growth on economic conditions and growth in the domestic and international coatings industry; competitive factors including pricing pressure and product competition; risks related to any future acquisitions, including risks of adverse changes in the results of acquired businesses and the assumption of unforeseen liabilities; risks of disruptions in business resulting from the integration process and higher interest costs resulting from further borrowing for any such acquisitions; our reliance on the efforts of vendors, government agencies, utilities and other third parties to achieve adequate compliance and avoid disruption of our business; risks of disruptions in business resulting from our relationships with customers and suppliers; risks and uncertainties associated with operations and achievement of growth in developing markets, including China and Central and South America; unusual weather conditions adversely affecting sales; changes in raw materials pricing and availability; delays in passing along cost increases to customers; changes in governmental regulation, including more stringent environmental, health and safety regulations; changes in accounting policies and standards and taxation requirements such as new tax laws or revised tax law interpretations; the nature, cost and outcome of pending and future litigation and other legal proceedings; civil unrest and the outbreak of war and other significant national and international events; and other risks and uncertainties.  The foregoing list is not exhaustive, and we disclaim any obligation to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements.

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THE VALSPAR CORPORATION

COMPARATIVE CONSOLIDATED EARNINGS

For the Quarters Ended July 31, 2009 and July 25, 2008

(Dollars in thousands, except per share amounts)	Third Quarter (Unaudited)	(Unaudited)	Year-To-Date (Unaudited)	(Unaudited)
	2009	2008	2009	2008
Net Sales	$794,580	$957,683	$2,102,461	$2,559,186
Cost of Sales	504,334	682,981	1,401,735	1,829,758
Gross Profit	290,246	274,702	700,726	729,428
Research and Development	22,829	25,063	68,441	72,413
Selling and Administrative	156,988	163,297	430,519	438,588
Income From Operations	110,429	86,342	201,766	218,427
Interest Expense	13,433	13,862	35,940	43,459
Other (Income) Expense, Net	2,495	1,928	3,135	5,871
Income Before Income Taxes	94,501	70,552	162,691	169,097
Income Taxes	29,550	23,563	52,442	57,246
Net Income	$64,951	$46,989	$110,249	$111,851
Huarun Redeemable Stock Accrual (1)	(3,318)	(3,049)	(9,954)	(8,877)
Net Income Available to Common Stockholders	61,633	43,940	100,295	102,974
Average Number of Shares O/S - basic	100,274,346	99,280,953	100,017,910	99,663,955
Average Number of Shares O/S - diluted	101,342,785	99,835,078	100,632,888	100,314,575
Net Income per Common Share - basic	$0.61	$0.44	$1.00	$1.03
Net Income per Common Share - diluted	$0.61	$0.44	$1.00	$1.03

(1) Huarun redeemable stock accrual reduced basic and diluted net income per common share $0.03 in the third quarter of 2009, $0.10 year to date in 2009, $0.03 in the third quarter of 2008 and $0.09 year to date in 2008.

NON-GAAP FINANCIAL MEASURES

In the accompanying press release, management has reported non-GAAP financial measures - “Adjusted Net Income per Common Share - diluted” and “Full Year Guidance for Adjusted Net Income per Common Share - diluted” - which exclude a non-cash accrual relating to Huarun Redeemable Stock in connection with the Company’s acquisition of the remaining minority interest shares of Huarun Paints Holding Company Limited and restructuring charges. Management discloses these measures because it believes these measures may assist investors in comparing the Company’s results of operations in the respective periods without regard to the effect on the results in the 2009 and 2008 periods of the non-cash accrual relating to the Huarun acquisition and the effect of the restructuring charges in 2009 and 2008.

NON-GAAP RECONCILIATION

The following is a reconciliation of “Net Income Per Common Share - diluted” to “Adjusted Net Income Per Common Share - diluted” for the periods presented:

	Third Quarter		Year-To-Date
	2009	2008	2009	2008
Net Income per Common Share - diluted	$0.61	$0.44	$1.00	$1.03
Huarun Redeemable Stock Accrual	0.03	0.03	0.10	0.09
Restructuring Charges	0.03	0.03	0.14	0.03
Adjusted Net Income per Common Share - diluted	$0.67	$0.50	$1.24	$1.15

The following is a reconciliation of “Forecasted Net Income per Common Share - diluted” to our “Full Year Guidance” for the period presented.

Full Year 2009
Forecasted Net Income per Common Share - diluted	$1.38 - $1.40
Huarun Redeemable Stock Accrual	$0.10
Restructuring Charges	$0.19 - $0.22
Full Year Guidance for Adjusted Net Income per Common Share - diluted	$1.67 - $1.72

(Dollars in thousands)	July 31, 2009	October 31, 2008	July 25, 2008
Assets	(Unaudited)		(Unaudited)
Current Assets:
Cash and Cash Equivalents	$127,305	$90,073	$101,114
Accounts and Notes Receivable, Net	548,985	565,237	651,925
Inventories	234,091	271,423	307,641
Deferred Income Taxes	33,149	31,989	28,552
Prepaid Expenses and Other	88,647	88,298	92,539
Total Current Assets	1,032,177	1,047,020	1,181,771
Goodwill	1,334,586	1,352,813	1,379,393
Intangibles, Net	630,202	619,468	607,924
Other Assets	5,003	7,123	15,597
Long Term Deferred Income Taxes	3,100	3,902	2,264
Property, Plant & Equipment, Net	459,866	489,716	511,340
Total Assets	$3,464,934	$3,520,042	$3,698,289

Liabilities and Stockholders’ Equity
Current Liabilities:
Notes Payable and Commercial Paper	$7,213	$159,514	$301,105
Current Portion of Long Term Debt	0	12	19
Trade Accounts Payable	305,755	400,763	436,897
Income Taxes	21,337	29,156	8,089
Accrued Liabilities	310,723	290,898	264,228
Total Current Liabilities	645,028	880,343	1,010,338
Long Term Debt, Net of Current Portion	872,169	763,129	783,744
Deferred Income Taxes	233,092	224,764	223,752
Deferred Liabilities	154,294	165,361	160,576
Total Liabilities	1,904,583	2,033,597	2,178,410
Huarun Redeemable Stock	43,531	33,577	46,219
Stockholders’ Equity	1,516,820	1,452,868	1,473,660
Total Liabilities and Stockholders’ Equity	$3,464,934	$3,520,042	$3,698,289

The Valspar Corporation

Other Financial Data

Dollars in millions

	Quarter 3		YTD
I. Comparison year over year	2009	2008	2009	2008
Gross Margin, as a percentage of net sales *
Gross Margin, reported	36.5%	28.7%	33.3%	28.5%
Gross Margin, adjusted for cost of restructuring	37.1%	29.0%	34.2%	28.6%

Operating Expense as a percentage of net sales *
Operating Expense, reported	22.6%	19.7%	23.7%	20.0%
Operating Expense, adjusted for cost of restructuring	22.6%	19.6%	23.5%	19.9%

Operating Profit, as a percentage of net sales *
Operating Profit, reported	13.9%	9.0%	9.6%	8.5%
Operating Profit, adjusted for cost of restructuring	14.5%	9.4%	10.6%	8.7%

	Quarter 3		YTD
II. Segment Data	2009	2008	2009	2008
Sales
Coatings	$415.2	$543.3	$1,147.8	$1,508.6
Paint	$318.6	$335.7	$788.4	$826.3
All Other less intersegment sales	$60.8	$78.7	$166.3	$224.3
Total	$794.6	$957.7	$2,102.5	$2,559.2

Earnings Before Interest and Taxes (EBIT) *
Coatings	$61.5	$52.1	$116.3	$140.8
Paint	$48.8	$29.4	$100.1	$71.3
All Other	$(2.4)	$2.9	$(17.8)	$0.5
Total	$107.9	$84.4	$198.6	$212.6

Earnings Before Interest and Taxes (EBIT) *, adjusted for cost of restructuring
Coatings	$63.1	$53.0	$130.6	$141.8
Paint	$50.7	$31.7	$102.6	$73.5
All Other	$(1.2)	$3.5	$(12.9)	$1.1
Total	$112.6	$88.2	$220.3	$216.4

* Certain amounts in prior years’ financial statements have been reclassified to conform with the 2009 presentation.